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                                                                 EXHIBIT 10-G(1)
                     SECOND AMENDMENT TO TECHNICAL AGREEMENT

This Second Amendment to Technical Agreement - Silicon Wafer Manufacturing (the "Second Amendment") is effective as of September 30, 1998, by and between MEMC ELECTRONIC MATERIALS, INC., a Delaware corporation ("MEMC"), and POSCO HULS COMPANY LIMITED, a Korea corporation ("PHC"). All terms used herein, unless otherwise defined, shall have the same meanings ascribed to them in the Agreement (as defined below).

                                    RECITALS

A. MEMC and PHC made and entered into that certain Technical Agreement -- Silicon Wafer Manufacturing as of December 19, 1990
          and  that  certain  Amendment  to Technical Agreement effective as  of
          January       1,       1995       (as       so      amended,       the
          "Agreement").

B. Section 14.03 of the Agreement provides that it will expire five (5) years from the Date of First Commercial Production (September 30, 1993) or on September 30, 1998 unless the parties have renegotiated the terms thereof.

C. The parties are in the process of renegotiating in good faith the terms of the Agreement, and wish to extend the term thereof for three (3) months in order to allow them to complete their negotiations.

NOW, THEREFORE, pursuant to Section 17.03 of the Agreement, the parties agree as follows:

1.       Extension of Term.

          a. Section 14.03 of the Agreement shall be amended to read in its entirety as follows:

               "It is understood that, in the case of failure of the negotiations under Section 3.5 of this Agreement, this Agreement shall expire on December 31, 1998, and such expiration shall not act to terminate rights and licenses already granted pursuant to this Agreement, provided, however, such rights and licenses shall be non-exclusive."

          b. The Agreement is also amended so that the all of the rights and obligations of the parties which expire under the Agreement five
               (5) years from the Date of First Commercial Production, including the obligation of the parties to supply technical information and continuing know-how to each other under Article III and the obligation of PHC to pay MEMC a running royalty under Article V, shall continue through December 31, 1998.

          c. The parties will endeavor to complete another amendment to the agreement by December 31, 1998; such additional agreement shall be retroactively effective as of October 1, 1998 regardless of the date of execution. The Second Amendment shall automatically expire upon execution of the additional agreement.

2.       Effect

         This Second Amendment shall become effective on September 30, 1998 and shall supercede any provisions of the Agreement which are in conflict with this Second Amendment. All other provisions of the Agreement shall remain effective and binding.

IN WITNESS WHEREOF, the parties have executed this Second Amendment as follows:

MEMC ELECTRONIC MATERIALS, INC.                 POSCO HULS COMPANY, LIMITED


By: /s/ Paul V. Pastorek                         By: /s/ Sang Bok Hong
   --------------------------------                 ----------------------------
Title:  Corporate Vice President                 Title:  President
Date:  September 30, 1998                        Date:  September 30, 1998